CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Press Ventures, Inc. (the “Company”) on Form 10-Q for the period ended April 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.    the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 17, 2013

/s/ Wilson A. Garduque
Wilson A. Garduque President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)